Exhibit 10.4

M/A-COM Technology Solutions Holdings, Inc.

2009 Omnibus Stock Plan Restricted Stock Agreement

(Employee)

Name and address of Recipient:

No. of Shares Covered:	Grant Date:

Per Share Purchase Price: $0.001 (deemed paid in full by provision of services to the Company)

Vesting Schedule (Cumulative):

Vesting Date(s)	Number of Shares That Vest

This is a Restricted Stock Agreement (“Agreement”) between M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), and the recipient identified above (the “Recipient”) effective as of the date of grant specified above.

Recitals

WHEREAS, the Company maintains the 2009 Omnibus Stock Plan (the “Plan”);

WHEREAS, any capitalized terms used in this Agreement, if not defined herein, shall have the meanings set forth in the Plan;

WHEREAS, under the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) designated by the Board has the authority to determine equity awards to be granted to employees or other service providers of the Company (if the Board has not appointed a committee to determine such equity awards, then the Board shall constitute the Committee); and

WHEREAS, the Committee has determined that the Recipient is to receive an award under the Plan in the form of restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

NOW, THEREFORE, the Company hereby grants this award to the Recipient under the terms and conditions as follows.

Terms and Conditions

1. Grant of Restricted Stock.

(a) Subject to the terms and conditions of this Agreement, the Company has issued to the Recipient the number of shares of Common Stock (the “Shares”) specified at the beginning of this Agreement. These Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”

(b) The Restricted Shares will be evidenced by a duly issued stock certificate registered in the name of the Recipient. All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until that Restricted Share has vested in the Recipient in accordance with all of the terms and conditions of this Agreement.

(c) The Recipient agrees that the Company need not deliver to Recipient a stock certificate in respect of any unvested restricted Shares. The Recipient shall have no right to Transfer (as defined in Section 16 below) any unvested Restricted Shares, except as approved by the Committee (pursuant to Section 18 of the Plan or otherwise).

2. Vesting. The Restricted Shares that have not previously been forfeited will vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement, subject to Recipient’s continued employment with Company or any of its Affiliates through each such date, and further subject to the following provisions:

Discretionary Acceleration. The Committee has the power, in its sole discretion, to declare at any time that the Restricted Shares subject to this award shall vest in whole or in part.

3. Lapse of Restrictions; Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 4 of this Agreement, and the Company will issue to the Recipient a certificate evidencing the vested Restricted Shares.

4. Forfeiture. If the Recipient’s employment with or provision of consulting or other services to the Company is terminated for any reason, whether by the Company, by the Recipient or otherwise, voluntarily or involuntarily, other than in the circumstances explicitly excepted from this provision by Section 2 of this Agreement, then any Restricted Shares that have not previously vested shall be forfeited by the Recipient to the Company without requirement of any payment of consideration by the Company, the Recipient shall thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Recipient shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Recipient will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and to cause a new stock certificate to be issued to the Recipient evidencing any Shares that vested prior to forfeiture.

5. Stockholder Rights. As of the date of grant specified at the beginning of this Agreement, the Recipient shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement.

6. Restrictive Legends and Stop-Transfer Orders.

(a) The certificate representing the Restricted Shares shall bear the following legend noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b) The certificate representing the Restricted Shares shall bear the following legend regarding Securities Act of 1933, as amended (the “Securities Act”), compliance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(d) The Company shall not be required (i) to transfer on its books any vested or unvested Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Stockholder’s Agreement, or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

7. Tax Consequences and Withholdings. The Recipient understands that unless a proper and timely Section 83(b) election has been made as further described below, generally under

Section 83 of the Code, at the time the Restricted Shares vest, the Recipient will recognize ordinary income equal to the fair market value of the Restricted Shares then vesting. The Recipient shall be solely responsible for tax obligations that arise as a result of the vesting or sale of the Restricted Shares. When the Recipient recognizes income upon vesting of the Restricted Shares, or upon filing a Section 83(b) election as described below, the Company shall have the right to require the payment (through withholding from the Recipient’s salary or otherwise) of any federal, state, local or foreign taxes based on the fair market value of the Restricted Shares then vesting (or, in the case of an election under Section 83(b), as of the date of issuance). In furtherance and not in limitation of the foregoing: (i) the Company shall have the right to require Recipient to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of the Shares, and (ii) in lieu of all or any part of such a cash payment, the Committee may permit Recipient to provide all or any part of the required withholdings through a reduction of the number of vested Restricted Shares otherwise deliverable to Recipient by the Company hereunder, or through delivery and forfeit to the Company of other Shares held by the Recipient, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

8. Section 83(b) Election. The Recipient has been informed that, with respect to the grant of Restricted Shares, an election may be filed by the Recipient with the Internal Revenue Service, within 30 days of the date of issuance, electing pursuant to Section 83(b) of the Code to be taxed upon making such election on the fair market value of the Restricted Shares on the date of issuance. The Recipient acknowledges that it is the Recipient’s sole responsibility to timely file the election under Section 83(b) of the Code if the Recipient chooses to make such an election. The Recipient has been advised that he or she should consult his or her personal tax or financial advisor with any questions regarding whether to make a Section 83(b) election. If the Recipient makes such election, the Recipient shall promptly provide the Company a copy of the election form.

9. Lock-Up.

(a) The Recipient agrees that the Recipient will not offer, pledge, sell, contract to sell, sell any option, sell any contract to purchase, purchase any option, purchase any contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or any other Company securities) or enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or any other Company securities) held by the Recipient (other than those included in the registration) for a period specified by the representative of the underwriters of the Company’s capital stock (or any other Company securities, collectively, the “Stock”) not to exceed 90 days (180 days in the case of an initial public offering), plus any additional periods required by the Financial Industry Regulatory Authority, after the effective date of any Company registration statement filed under the Securities Act.

(b) The Recipient agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter to the extent that such agreements are consistent with the foregoing or that are necessary to give further effect to the provisions set forth in Section 9(a). In addition, if requested by the Company or the representative of the underwriters of Stock, the Recipient will provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

(c) The obligations described in this Section 9 will not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Stock subject to the foregoing restriction until the end of such period, as applicable.

10. Discontinuance of Employment. This Agreement shall not give the Recipient a right to continued employment or engagement with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Recipient may terminate his/her employment or engagement at any time and otherwise deal with the Recipient without regard to the effect it may have upon him/her under this Agreement.

11. Adjustments for Changes in Capitalization. This Restricted Shares granted pursuant to this Agreement shall be subject to adjustments for changes in the Company’s capitalization as provided in Section 16 of the Plan.

12. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder shall be binding and conclusive upon the Company and the Recipient. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

13. Award Subject to Certificate of Incorporation and Bylaws. The Recipient acknowledges that the Restricted Shares are subject to the Certificate of Incorporation, as amended from time to time, and the Bylaws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

14. Binding Effect and Amendment. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Recipient. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by Recipient and the Company. This Agreement may be executed in one or more counterparts, which together shall constitute a binding agreement. Photocopies or other facsimiles of a party’s original signature hereto shall be deemed binding originals when delivered to the other party hereto, regardless of the medium of delivery.

15. Choice of Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

16. Right of First Refusal. If the Recipient (or a subsequent transferee) proposes to transfer any vested Restricted Shares (in each case a “Selling Stockholder”), then the Selling Stockholder shall promptly give written notice to the Company at least 30 days prior to the closing of such transfer. The notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of Shares to be transferred, the nature of the transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. For purposes of this Section 16, Transfer means the sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Shares.

For a period of 15 days following receipt of any notice described in the preceding paragraph, the Company (or its assignee) shall have the right to purchase all or a portion of the Shares subject to such notice on the same terms and conditions as set forth therein. The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (or its assignee) and delivered to the Selling Stockholder within such 15-day period, the failure of the Company (or its assignee) to respond within such period shall be conclusive evidence that it elects not to purchase the Shares. The Company or its assignee shall effect the purchase of the Shares, including payment of the purchase price, not more than 30 business days after delivery of the notice from the Selling Stockholder, and at such time the Selling Stockholder shall deliver to the Company the certificate(s) representing the Shares to be purchased by the Company, each certificate to be properly endorsed for transfer.

To the extent that the Shares proposed to be transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 16, then the Selling Stockholder may transfer such Shares to the proposed transferee(s) pursuant to the terms specified in the notice within 45 days after the date of the notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and each proposed transferee agrees in writing that the provisions of this Agreement, including this Section 16, shall continue to apply to the Shares after such Transfer. If the Shares described in the notice are not Transferred to the proposed transferee within such 45-day period, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal as provided herein before any vested Restricted Shares may be sold or otherwise Transferred.

This provision shall terminate upon the closing of the Company’s first underwritten public offering of its common stock.

17. California Securities Law Matters. The sale of the securities that are the subject of this agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of the securities or the payment or receipt of any part of the consideration before the qualification is unlawful, unless the sale of securities is exempt from qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned on qualification being obtained, unless the sale is exempt.

18. By Executing this Agreement you are Executing a Joinder to the Company’s Investor Rights Agreement. It is a condition precedent to the issuance of the Restricted Shares to Recipient that Recipient agree to be bound by, and sign a written joinder to, the Amended and Restated Investor Rights Agreement dated December 21, 2010 by and among the Company and certain holders of capital stock of the Company (as amended from time to time, the “Investor Rights Agreement”), which contains, among other things, certain restrictions on the transfer of the Shares. By executing this Agreement below, Recipient hereby joins and becomes a party to the Investor Rights Agreement as an Other Investor (as such term is defined in the Investor Rights Agreement) with the same force and effect as if originally named therein as an Other Investor. Recipient hereby agrees to be bound by all of the terms and provisions applicable to an Other Investor under the Investor Rights Agreement. Recipient acknowledges that he or she has received a copy of the Investor Rights Agreement. Each reference to an Other Investor in the Investor Rights Agreement shall be deemed to include Recipient. Recipient hereby acknowledges and agrees that the Company may condition any future proposed transfer of the Shares by Recipient on, among other things, the proposed transferee executing a written joinder and agreement to be bound to the Investor Rights Agreement and to any other restrictive provisions contained in this Agreement.

IN WITNESS WHEREOF, the Recipient and the Company have executed this Agreement as of the date first set forth above.

RECIPIENT

Signature

Name

 M/A-COM Technology Solutions Holdings, Inc.

By
Its

Exhibit A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation,                          (            ) shares of Common Stock, par value $0.001 per share, of M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Corporation”), represented by Stock Certificate No.         , standing in the name of the undersigned on the books of the Corporation. The undersigned does hereby irrevocably constitute and appoint any authorized officer of the Corporation as attorney-in-fact to transfer said shares of stock on the books of the Corporation with full power of substitution in the premises in accordance with the terms of any Restricted Stock Agreement by and between the Corporation and the undersigned.

IN WITNESS WHEREOF, this Irrevocable Stock Power is executed effective as of the      day of                     , 20    .

Stockholder:

Name:

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